UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2017

CLEANTECH SOLUTIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On September 11, 2017, Cleantech Solutions International, Inc. (the “Company”) and ECrent Capital Holdings Limited (“ECrent”) entered into an Amendment No.1 to Exclusivity Agreement (the “Amendment”), amending the Exclusivity Agreement dated June 11, 2017 by and between the Company and ECrent (the “Exclusivity Agreement”), the terms of which became effective on the same day. Pursuant to the Amendment, the Company and ECrent agreed to extend the exclusivity period under the Exclusivity Agreement to a period of six (6) months commencing from June 11, 2017.

A copy of the Amendment and the Company’s press release announcing the Amendment are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment No. 1 to Exclusivity Agreement dated September 11, 2017 by and between the Company and ECrent Capital Holdings Limited

99.2	Press Release, dated September 13, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2017	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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